ALLIANCE DATA HOSTS INVESTOR TEACH-IN
CONFERENCE CALL FOR OCTOBER 24, 2005
Dallas, TX, October 24, 2005 — Alliance Data Systems Corporation (NYSE: ADS) will host an investor teach-in conference call on October 24, 2005 at 4:30 p.m. ET to discuss the company’s private label business including related growth opportunities, drivers of the business and frequently asked questions. The teach-in is a continuation of previous teach-ins that management has done for its businesses and will continue to host these calls on an ongoing basis to provide better transparency into Alliance Data. The call will be hosted by Mike Parks, Chief Executive Officer, and Ed Heffernan, Chief Financial Officer.
The conference call will be available via the Internet at www.alliancedatasystems.com. Additionally, there will be several slides accompanying the webcast. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary software. Please contact Julie Prozeller by e-mail: jprozeller@fd-us.com with any questions.
About Alliance Data
Alliance Data is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, http://www.AllianceDataSystems.com.

CONTACT:	Edward Heffernan
Chief Financial Officer
Tel: 972-348-5191
eheff@alldata.net

Julie Prozeller
Financial Dynamics
Tel: 212-850-5608
jprozeller@fd-us.com